Exhibit 99.1

Jonathan R. West

Senior Vice President,

General Counsel and Corporate Secretary

November 1, 2007

Re:    2007 Indiana and Michigan Election Results

Dear Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2007 election of directors. The new directors will serve three-year terms beginning on January 1, 2008 and expiring December 31, 2010.

Indiana – One Director

Number of members eligible to vote	205
Number of members casting votes	100
Total eligible votes for each directorship	1,936,637

			Votes Received
*Charles Crow Chairman, President and CEO Community Bank	Noblesville, IN	Term Ends: December 31, 2010	910,302

John Ditmars EVP and Chief Operating Officer Lincoln Bank	Plainfield, IN		217,419

*	Elected

Michigan – Four Directors

Number of members eligible to vote	225
Number of members casting votes	116
Total eligible votes for each directorship	2,502,476

			Votes Received
*Timothy P. Gaylord President and CEO Mason State Bank	Mason, MI	Term Ends: December 31, 2010	1,075,630

*John L. Skibski EVP and Chief Financial Officer Monroe Bank and Trust	Monroe, MI	Term Ends: December 31, 2010	980,402

*James D. MacPhee CEO Kalamazoo County State Bank (Non-Guaranteed Seat)	Schoolcraft, MI	Term Ends: December 31, 2010	904,124

*Mark A. Hoppe CEO LaSalle Bank Midwest, NA (Non-Guaranteed Seat)	Troy, MI	Term Ends: December 31, 2010	836,429

Mark D. Wahl Vice President and Senior Manager First National Bank of America	East Lansing, MI		552,194

Bernard D. Williams CEO Wanigas Federal Credit Union	Saginaw, MI		415,534

*	Elected

Thank you for participating in this year’s election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

/s/ Jonathan R. West
Jonathan R. West
Corporate Secretary